EXHIBIT 23.2

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement of Peak International Limited (the “Company”) on Form S-8 of our report dated May 4, 2001 (May 11, 2001 as to the note of subsequent event), appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2003.

/s/    Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Hong Kong

November 10, 2003